      As filed with the Securities and Exchange Commission on June 21, 1996

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        Integra LifeSciences Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                   51-0317849
            --------                                   ----------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 105 Morgan Lane
                          Plainsboro, New Jersey 08536
                          ----------------------------
               (Address of principal executive offices) (zip code)

               Integra LifeSciences Corporation Stock Option Plan
          Integra LifeSciences Corporation 1993 Incentive Stock Option
                       and Non-Qualified Stock Option Plan
          Integra LifeSciences Corporation 1996 Incentive Stock Option
                       and Non-Qualified Stock Option Plan
                       -----------------------------------
                            (Full title of the plans)

                             Richard E. Caruso, Ph.D
                 Chairman, President and Chief Executive Officer
                        Integra LifeSciences Corporation
                                 105 Morgan Lane
                          Plainsboro, New Jersey 08536
                          ----------------------------
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (609) 275-0500

                  Please send copies of all communications to:

                           John E. Stoddard III, Esq.
                             Drinker Biddle & Reath
                                47 Hulfish Street

                           Princeton, New Jersey 08542
                                 (609) 497-7004

Approximate date of commencement of proposed sales under the Plans: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
Title of            Amount of          Proposed maximum     Proposed maximum   Amount of
securities to       shares to be       offering price       aggregate          registration
be registered       registered(1)      per share(2)         offering price(2)  fee(2)
- -------------------------------------------------------------------------------------------
Common Stock,
par value $.01
per share.........    5,009,489    1,404,525 @  $  .265        $  372,199      $12,478
                                     387,734 @  $ 6.53          2,531,903
                                      33,150 @  $ 7.185           238,183
                                     347,630 @  $ 8.00          2,781,040
                                     648,870 @  $ 8.65          5,612,726
                                       7,500 @  $10.375            77,813
                                       2,300 @  $11.00             25,300
                                       3,750 @  $11.25             42,188
                                      50,000 @  $11.50            575,000
                                       1,500 @  $11.625            17,438
                                         750 @  $11.75              8,813
                                      25,500 @  $12.00            306,000
                                      12,500 @  $12.50            156,250
                                   2,083,780 @  $11.25         23,442,525

===========================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plans in connection with share splits, share dividends, or similar transactions.

(2) Calculated pursuant to Rule 457(h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining 2,083,780 shares, the price and fee are computed based upon $11.25, the average of the high and low prices for the Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on June 20, 1996.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Integra LifeSciences Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission")

pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Registration Statement by reference:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

          3. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

          4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 10/A filed under the Exchange Act by the Registrant, which became effective on August 8, 1995, including any amendment or report filed for the purpose of updating such description.

          All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of each such report or other document.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          William M. Goldstein, the Secretary and a Director of the Registrant, is a partner in Drinker Biddle & Reath, counsel to the Registrant. Mr. Goldstein holds options to purchase 36,500 shares of the Registrant's Common Stock under the Registrant's Stock Option Plan.

Item 6. Indemnification of Directors and Officers.

     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's Amended and Restated Certificate of

Incorporation ("Certificate of Incorporation") limits the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its stockholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

          The By-laws of the Registrant provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted under Delaware law.

          The Registrant has directors and officers liability insurance coverage and has entered into indemnification agreements with each of its directors and executive officers.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

4.1       Integra LifeSciences Corporation Stock Option Plan(1)

4.2 Integra LifeSciences Corporation 1993 Incentive Stock Option and Non-Qualified Stock Option Plan(1)

4.3 Integra LifeSciences Corporation 1996 Incentive Stock Option and Non-Qualified Stock Option Plan

5         Opinion of Drinker Biddle & Reath, counsel to the Registrant

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Drinker Biddle & Reath (included in Exhibit 5)

24        Powers of Attorney

- --------------
(1)  Incorporated by reference to the indicated exhibit to the Company's

     Registration Statement on Form 10/A (File No. 0-26224) which became effective on August 8, 1995.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro, State of New Jersey, on this 21st day of June, 1996.

                           INTEGRA LIFESCIENCES CORPORATION

                           By: /s/ RICHARD E. CARUSO, PH.D.
                               -----------------------------------------------
                               Richard E. Caruso, Ph.D.
                               Chairman, President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                                            Date
- ---------                      -----                                            ----
/s/ RICHARD E. CARUSO, PH.D.   Chairman, President, and Chief Executive         June 21, 1996
- ----------------------------   Officer (Principal Executive Officer)
Richard E. Caruso, Ph.D.

/s/ JOHN R. EMERY              Senior Vice President, Operations and Finance    June 21, 1996
- ----------------------------   (Principal Financial and Accounting Officer)
John R. Emery

KEITH BRADLEY, PH.D.*          Director                                         June 21, 1996
- ----------------------------
Keith Bradley, Ph.D.

WILLIAM M. GOLDSTEIN*          Director and Secretary                           June 21, 1996
- ----------------------------
William M. Goldstein

FREDERIC V. MALEK*             Director                                         June 21, 1996
- ----------------------------
Frederic V. Malek

GEORGE W. MCKINNEY, III*       Director                                         June 21, 1996
- ----------------------------
George W. McKinney, III

JAMES M. SULLIVAN*             Director                                         June 21, 1996
- ----------------------------
James M. Sullivan


ROBERT J. TOWARNICKI*          Executive Vice President, Technology             June 21, 1996
- ----------------------------   and Business Development and Director
Robert J. Towarnicki

EDMUND L. ZALINSKI, PH.D.*     Director                                         June 21, 1996
- ----------------------------
Edmund L. Zalinski, Ph.D.


- ------------------
*Richard E. Caruso, pursuant to a Power of Attorney executed by each of the directors and officers noted above and filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Registration Statement on his own behalf, in the capacities indicated.

                                          /s/ RICHARD E. CARUSO
                                          -----------------------------------
                                          Richard E. Caruso

                                  EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
- -------   ----------------------

4.1       Integra Lifesciences Corporation Stock Option Plan(1)

4.2 Integra LifeSciences Corporation 1993 Incentive Stock Option and Non-Qualified Stock Option Plan(1)

4.3 Integra LifeSciences Corporation 1996 Incentive Stock Option and Non-Qualified Stock Option Plan

5         Opinion of Drinker Biddle & Reath, counsel to the Registrant

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Drinker Biddle & Reath (included in Exhibit 5)

24        Powers of Attorney

- ------------------
(1) Incorporated by reference to the indicated exhibit to the Company's Registration Statement on Form 10/A (File No. 0-26224) which became effective on August 8, 1995.